Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-141639, No. 333-184955 and No. 333-206338) of Cellcom Israel Ltd. of our report dated March 14, 2017 relating to the consolidated financial statements, which appears in this Form 20-F.

Tel-Aviv, Israel March 26, 2018	/s/ Kesselman & Kesselman Kesselman & Kesselman Certified Public Accountants (lsr.) A member firm of PricewaterhouseCoopers International Limited